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                                                                    EXHIBIT 10.7

                           OIL, GAS AND MINERAL LEASE

          THIS AGREEMENT made this 30th day of November, 1949, between
                             Seven J Stock Farm, Inc
     ___________________________________________________________________________
     ___________________________________________________________________________
     Lessor (whether one or more), and Woodley Petroleum Company Lessee,
     WITNESSETH:

          1. Lessor in consideration of Ten and no/100 Dollars ( $10.00 ) in hand paid, of the royalties herein provided, and of the agreements of lessee herein contained, hereby grants, leases and lets, exclusively unto Lessee for the purpose of investigating, exploring prospecting, drilling and mining for and producing oil, gas and all other minerals, laying pipelines, building roads, tanks, purpose of investigating, exploring, prospecting, drilling and mining for and producing oil, gas and all other minerals, laying pipe lines, building roads, tanks, power stations, telephone lines, houses for its employees, and other structures thereon to produce, save, take care of, treat, transport, and own said products, the following described land in Houston County, Texas, to-wit:

     10,463.54 acres, more or less, formerly known as the Murray Ranch Plantation, located in the John Durst Grant, Abst. 29, Barton Clark League, Abst. 23, and Ignacio Lopez League, Abst. No. 50, being the same land described in deed dated March 9, 1948, from Carl O. Murray et al to Seven J Stock Farm, Inc., recorded in Volume 261, Page 551, Deed Records of Houston County Texas

     and any and all land and rights and interest in land owned or claimed by Lessor, adjacent or contiguous to the land above described. Lessor agrees to deliver to Lessee any supplemental instrument deemed necessary or required by Lessee for a more complete or accurate description of the land and interests covered hereby. For the purpose of determining the amount of any money payment hereunder, including the down cash payment, said premises shall be treated as comprising 10,463.54 acres, whether there be more or less.

          2. Subject to the other provisions herein contained, this lease shall be for a term of five years from this date (called "primary term") and as long thereafter as oil, gas or other mineral is produced in paying quantities from said land hereunder, or land with which it or any part may be pooled, or as long as operations are prosecuted as hereinafter provided.

          3. Royalties payable to lessor are: (a) On oil, and on condensate saved at the well, one-eighth of that produced and saved from said land, the same to be delivered at the well or to the credit of Lessor in the pipe line to which the wells may be connected; Lessee may from time to time purchase any such royalty oil or condensate in its possession, paying the market price therefor prevailing for the field where produced for oil or condensate of like kind and gravity on the date of purchase. (b) On gas, including casinghead gas or other gaseous substance, produced from said land and sold or used off the premises or in the manufacture of gasoline or other products therefrom, the market value at the well of one-eighth of the gas so sold or used, provided that on gas sold at the well the royalty shall be one-eighth of the amount realized from such sale; if gas or gas-condensate and/or other liquefiable hydrocarbon should be discovered on said land or land with which it or any part thereof may be pooled, and which substance or substances can not be profitably produced for lack of a market at the well or wells, Lessee may pay or tender to the parties entitled to the royalty from the above land a sum equal to the amount of the annual rental payable in lieu of drilling operations; such payment to be made on or before the rental date, ( or subsequent anniversary thereof whether or not within the primary term) next ensuing after the expiration of 30 days from the completion or shutting in of such well or wells and annually thereafter, and such payment or tender shall be made in the manner provided below for the payment of delay rentals and in the bank to which delay rentals may be paid, and while such royalty is so paid or tendered this lease shall be considered as producing in paying quantities such of the above mentioned substances as the well or wells are capable of producing. Such payment or tender may be made jointly to the credit of any adverse claimants of the same royalty interest. Any payments made as royalty on such a shut in well or wells shall be credited against any royalties on oil, gas or other minerals produced from the land covered hereby or land with which it or any part thereof may be pooled therewith during any year for which payment for a shut in well or wells is made. (c) On all other minerals mined and marketed, one-tenth either in kind or value at the well or mine, at Lessee's election, except, that on sulphur the royalty shall be One ($1.00) Dollar per long ton. Each royalty herein provided in all instances shall bear its proportionate part of production, severance and other direct tax or taxes applicable thereto. No royalty shall be payable on gas returned to the formations under said land or unit authorized hereunder, and Lessee shall have free use of oil, gas, coal, wood and water from said land, except water from Lessor's wells, for all operations hereunder, and the royalty on oil, gas and coal shall be computed after deducting any so used.

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          4. Lessee, at its option, is hereby given the right and power to pool or combine the acreage covered by this lease or any portion thereof with other land, lease or leases in the immediate vicinity thereof when in Lessee's judgment it is necessary or advisable to do so in order properly to develop and operate said premises in compliance with any lawful spacing rules which may be prescribed for the field in which this lease is situated by any duly authorized authority, or when to do so would, in the judgment of Lessee, promote the conservation of the oil and gas in and under and that may be produced from said premises, such pooling to be into a unit or units not exceeding 43 acres each for the exploration and development of oil and 647 acres each for the exploration and development of gas, gas-condensate and other hydrocarbons. Lessee shall execute in writing and file for record in the county or counties in which the land is situation an instrument identifying and describing the pooled acreage. The entire acreage so pooled into a tract or unit shall be treated for all purposes except the payment of royalties on production from the pooled unit as if it were included in this lease. If production is found on the pooled acreage, it shall be treated as if production is had from this lease, whether the well or wells be located on the premises covered by this lease or not. In lieu of the royalties elsewhere herein specified, Lessor shall receive on production from a unit so pooled only such portion of the royalty stipulated herein as the amount of his acreage placed in the unit or his royalty interest therein on an acreage basis bears to the total acreage so pooled in the particular unit involved. Lesee shall not be liable to any party for reduction of the acreage content of any unit resulting from loss or failure of title or for any cause beyond its control, nor shall lessee be obligated to make any retroactive apportionment of royalty or sums paid on production in the event of any such reduction in acreage content.

          5. If operations for drilling are not commenced on said land or on acreage pooled with such land, or any part thereof on or before one year from this date, the lease shall then terminate as to both parties, unless on or before such anniversary date Lessee shall pay or tender to Lessor or to the credit of Lessor in The City National Bank at Houston, Texas (which bank and its successors are Lessor's agent and shall continue as the depository for all rentals payable hereunder regardless of changes in ownership of said land or the rentals) the sum of Ten Thousand Four Hundred Sixty-Three and 54/100 Dollars ($10,463.54), herein called rental), which shall cover the privilege of deferring commencement of drilling operations for a period of twelve (12) months. In like manner and upon like payments or tenders annually the commencement of drilling operations may be further deferred for successive periods of twelve (12) months each during the primary term. The payment or tender of rental may be made by the check or draft of Lessee mailed or delivered to said bank on or before such date of payment. If such bank (or any successor bank) should fail, liquidate or be succeeded by another bank, or for any reason fail or refuse to accept rental, Lessee shall not be held in default for failure to make such payment or tender of rental until thirty (30) days after Lessor shall deliver to Lessee a proper recordable instrument, naming another bank as agent to receive such payments or tenders. If such bank charges or deducts a fee for acting as depository, such charge shall be borne by Lessor and shall not affect the validity of the lease. The down cash payment is consideration for this lease according to its terms and shall not be allocated as mere rental for a period. Lessee may at any time execute and deliver to Lessor or to the depository above named, or place of record a release or releases covering any portion or portions of the land covered hereby, and thereby surrender this lease as to such portion or portions and be relieved of all obligations as to the acreage surrendered, and thereafter, if within the primary term, the rentals payable hereunder shall be reduced in the proportion that the acreage covered hereby is reduced by said release or releases.

          6. If prior to the discovery of oil, gas or other mineral upon said land or land with which it or any part thereof is pooled, Lessee should drill a dry hole or holes, or should drill a well or wells capable of producing oil, gas or other minerals but from which there is no production, or if after discovery of oil, gas or other mineral and production thereof, said production cases, this lease shall not terminate if Lessee commences additional drilling or reworking operations within ninety (90) days thereafter or (if it be within the primary term) commences or resumes the payment or tender of rentals on or before the rental-paying date next ensuing after the expiration of three (3) months from date of completion of a dry hole, well or cessation as hereinabove defined. If, during the last year of the primary term and prior to the discovery of oil, gas or other mineral on said land or on such pooled acreage, Lessee should drill a dry hole or holes thereon, or well or wells capable of producing oil, gas or other minerals, but from which there is no production, or if during said last year of the primary term production ceases, no rental payment or operations are necessary in order to keep the lease in force during the remainder of the primary term. If at the expiration of the primary term, oil, gas or other mineral is not being produced on said land or such pooled acreage but Lessee is then engaged in drilling or reworking operations thereon, this lease shall remain in force so long as operations are prosecuted with no cessation of more than sixty (60) consecutive days, and if they result in the production of oil, gas or other mineral so long thereafter as oil, gas or other mineral is produced from said land or on such pooled acreage. In the event a well or wells producing oil or gas in paying quantities should be brought in on adjacent land and within offset distance as fixed by the spacing rules of the Railroad Commission or any other governmental or regulatory body for the field in which said well is located, and draining leased premises, Lessee agrees to drill such offset wells as a reasonably prudent operator would drill under the same or similar circumstances.

          7. Lessee shall have the right at any time during or after the expiration of this lease to remove all property and fixtures placed by Lessee on said land, including the right to draw and remove all casing. When required by Lessor, Lessee will bury all pipe lines below ordinary plow depth, and no well shall be drilled within two hundred (200) feet of any residence or barn now on

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     said land without Lessor's consent. Lessee shall pay Lessor for damages to
     Lessor's growing crops caused by Lessee's operations.

          8. The rights of either party hereunder may be assigned in whole or in part, and the provisions hereof shall extend to their heirs, successors and assigns; but no change or division in ownership of the land, rentals or royalties, however accomplished, shall operate to enlarge the obligations or diminish the rights of Lessee; and no change or division in such ownership shall be binding on lessee until forty-five (45) days after Lessee shall have been furnished by registered U.S. mail at Lessee's principal place of business with a certified copy of recorded instrument or instruments evidencing same. In the event of assignment hereof in whole or in part, liability for breach of any obligation hereunder shall rest exclusively upon the owner of this lease or of a portion thereof who commits such breach. In the event of the death of any person entitled to rentals hereunder, Lessee may pay or tender such rentals in the manner provided above to the credit of the deceased or the estate of the deceased until such time as Lessee is furnished with satisfactory evidence of the lawful appointment and qualification of an executor or administrator of the estate, or if there be none, until Lessee is furnished with evidence satisfactory to it as to the heirs or devisees of the deceased. If at any time two or more persons be entitled to participate in the rentals payable hereunder, Lessee may pay or tender said rentals jointly to such persons or to their joint credit in the depository named herein; or, at Lessee's election, the proportionate part or parts of said rental to which any participant or participants may be entitled may be paid or tendered to such participant or participants separately or to their separate credit in said depository, and the balance of the rentals if any, may be paid or tendered jointly to such other parties as may be entitled to participate in said rentals or to their joint credit in said depository; and payment or tender to any participant of his portion of the rentals hereunder shall maintain this lease as to such participant. In event of assignment of this lease as to a segregated portion of said land, the rentals payable hereunder shall be apportionable as between the several leasehold owners ratably according to the surface area of each, and default in rental payment by one shall not affect the rights of other leasehold owners hereunder.

          9. The breach by Lessee of any obligation arising hereunder shall not work a forfeiture or termination of this lease, nor cause a termination or reversion of the estate created hereby, nor be grounds for cancellation hereof in whole or in part. In event Lessor considers that Lessee has not complied with all its obligations hereunder, both express and implied, before production has been secured or after production has been secured, Lessor shall notify Lessee in writing, setting out specifically the facts relied upon as constituting a breach hereof. Lesee if in default shall then have sixty (60) days after receipt of said notice within which to meet or commence to meet all or any part of the breaches alleged by Lessor. The service of said notice shall be precedent to the brining of any action by Lessor on said lease for any cause, and no such action shall be brought until the lapse of sixty (60) days after service of such notice on Lessee. The service of such notice or the doing of any acts by Lessee aimed to meet all or any of the alleged breaches shall not be deemed an admission or presumption that Lessee has failed to perform all its obligations hereunder. After the discover of oil, gas or other mineral in paying quantities on said premises, Lessee shall reasonably develop the acreage retained hereunder; but in discharging this obligation it shall in no event be required to drill more than one oil well per forty three (43) acres, or more than one gas well per 647 acres of the area retained hereunder and capable of producing oil or gas or other mineral in paying quantities as the case may be. In case of cancellation or termination of this lease for any cause, Lessee shall have the right to retain under the terms hereof around each oil or gas well producing, being worked on or drilling hereunder (as long as such operations are continued in good faith), the maximum acreage allocable to each such well as fixed by the rules of the Railroad Commission or by other governmental regulatory body applicable to such well or wells, but in no event less than 20 acres.

          10. Should Lessee be prevented from complying with any express or implied covenants of this lease, from conducting drilling or re-working operations thereon or on land with which it or any part thereof may be pooled, or from producing oil, gas or other mineral therefrom by reason of Acts of God, fire, riots, wars, strikes, lack of market (in situations where Clause 3 (b) does not apply), inability to obtain equipment due to governmental order or action, or by failure of carriers to transport equipment, oil, gas or other mineral, or by regulations by State or Federal action or by other superior or irresistible force of whatsoever nature and not due to the negligence of Lessee, when while so prevented and for ninety
     (90) days thereafter, Lessee's obligations to comply with any such covenants shall be suspended, and lessee shall not be liable in damages for failure to comply therewith; and this lease shall be extended and continued in full force and effect while and so long as Lessee is prevented by any such cause from conducting drilling or re-working operations on, or from producing oil, gas or other mineral from the leased premises or land with which it or any part thereof may be pooled and for ninety (90) days thereafter; and for so long thereafter as oil, gas or other mineral is being produced from the land covered hereby or land with which it or any part thereof may be pooled; and the time while Lessee is so prevented shall not be counted against Lessee, anything in this lease to the contrary notwithstanding.

          11. Lessor hereby warrants and agrees to defend the title to said land (to the extent of the interest purported to be covered by this lease) and agrees that Lessee at its option may discharge any tax, mortgage or other lien upon said land, and in event Lessee does so, it shall be subrogated to such lien with the right to enforce the same and receive and apply rentals and royalties accruing hereunder toward satisfying same, and Lessor further agrees that the interest of Lessor is and at times shall be and remain primarily liable for such lien indebtedness, and that in any proceeding for the enforcement or collection thereof the interest of Lessor shall be first subjected to the payment thereof. Without impairment of Lessee' rights under the warranty in the event of failure of title, it is

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     agreed that if Lessor owns an interest in said land less than the entire fee simple estate, then the royalties and rentals to be paid Lessor shall be reduced proportionately. The royalties and rentals hereinabove provided for have been determined with respect to the entire fee or mineral estate and the fact that this lease might purport to cover a less interest shall not defeat the right of Lessee to reduce the royalties and rentals as above provided. Failure of Lessee to reduce rentals shall not impair the right of Lessee to so reduce the royalties. Lessee is hereby given the right to acquire for its own benefit, deeds, leases or assignments covering any interest or claim in the leased premises which Lessee or any other party contends is outstanding and not covered hereby and even though such outstanding interest or claim be invalid or adverse to Lessor. Should any one or more of the parties above named as Lessor fail to execute this lease, it shall nevertheless be binding upon all such parties who do execute it as Lessor. The word "lessor" as used in this lease means the party or parties who execute this lease as Lessor, although not named above.

     IN WITNESS WHEREOF, this instrument is executed on the date first above written.

     ATTEST:                               SEVEN J STOCK FARM, INC.
            --------------------------     -----------------------------

           /s/ J. B. Cook                  By J.R. Parten
     ---------------------------------     -----------------------------

        Secretary                             President
     ---------------------------------     -----------------------------


                           CORPORATION ACKNOWLEDGEMENT

STATE OF TEXAS      )(
                    )(
COUNTY OF HARRIS    )(

BEFORE ME, the undersigned, A Notary Public in and for said County and State, on this day personally appeared J. R. PARTEN, President of Seven J Stock Farm, Inc., known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said Seven J Stock Farm, Inc., a Corporation, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed and in the capacity therein stated..

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 30th day of November A. D. 1949

                              /s/ Charlotte A. Carr         Charlotte A. Carr
                              --------------------------------------------------
                              Notary Public in and for Harris County, Texas

This instrument was filed for record on the____day of _______, 19___at ______o'clock _________and duly recorded in Book 283, Page 330 DEED records of this office HOUSTON County, Texas. No. 2585.